[Exhibit 10.2]

                 CAPITAL VENTURES GROUP IV, INC.
               CODE OF BUSINESS CONDUCT AND ETHICS


Introduction

     This Code of Business Conduct and Ethics ("Code of Ethics") covers a wide range of business practices and procedures. It does not cover every issue that may arise but it sets out basic principles to guide all employees of Capital Ventures Group IV, Inc. (the "Company"). All of our officers, directors and employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. The code should also be provided to and followed by the Company's agents and representatives, including consultants.

     If a law conflicts with a policy in this Code, you must comply with the law. If you have any questions about these conflicts, you should ask your supervisor how to handle the situation.

     Those who violate standards in this Code will be subject to disciplinary action, up to and including termination of employment. If you are in a situation that you believe may violate or lead to a violation of this Code, follow the guidelines described in Section 14 of this Code.

1.   Compliance with Laws, Rules and Regulations

     Obey the law, both in letter and in spirit, is the foundation on which our ethical standards are built. All employees must respect and obey the laws of the cities, states and countries in which we operate. Although not all employees are expected to know the details of these laws, it is important to know enough about them to determine when to seek advice from supervisors, managers or other appropriate personnel.

2.   Conflicts of Interest

     A "conflict of interest" exists when a person's private interests interferes in any way with the interests of the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and efficiently. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees and their family members may create conflicts of interest.

     It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. You are not allowed to work for a competitor as a
consultant or board member.   The best policy is to avoid any
direct or indirect business connection with our customers, suppliers or competitors, except on our behalf. Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by our Board of Directors. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel or consult


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with the procedures described in Section 14 of this Code.

3.   Insider Trading

     Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Company should be considered confidential information. To use non-public information for persona financial benefit or to "tip" others who might make an investment decision on the basis of this information is not only unethical but also illegal.

4.   Corporate Opportunities

     Employees, officer and directors are prohibited from taking for themselves personally, opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors. No employee may use corporate property, information or position for improper personal gain, and no employee may compete with the Company, directly or indirectly.

5.   Competition and Fair Dealing

     We seek to outperform our competition fairly and honestly. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each officer, director and employee should respect the rights of and deal fairly with the Company's customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

     The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift, or entertainment should ever be offered, given, provided or accepted by any Company employee, family member of an employee or agent, unless it (a) is not in cash, (b) is consistent with customary business practices, (c) is not excessive in value, (d) cannot be construed as a bribe or payoff and (e) does not violate
any laws or regulations.   Please discuss with your supervisor
any gifts or proposed gifts that you are not certain are appropriate.

6.   Discrimination and Harassment

     The diversity of the Company's employees is a tremendous asset. We are firmly committed to providing equal opportunity in all respects aspects of employment and will not tolerate illegal discrimination or harassment of any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.


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7.   Health and Safety

     The Company strives to provide each employee with a safe and healthy work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

     Violence and threatening behavior are not permitted.
Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of alcohol and/or illegal drugs in the workplace will not be tolerated.

8.   Record-Keeping

     The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported.

     Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or the Company's controller or chief financial officer.

     All of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company's transactions and must conform to both applicable legal requirements and to the Company's systems of accounting and internal controls. Unrecorded or "off the books" funds or assets should not be maintained unless permitted by applicable laws or regulations.

     Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos and formal reports. Records should always be retained or destroyed according to the Company's record retention policies. In accordance with these policies, in the event of litigation or governmental investigation please consultant your supervisor.
All e-mail communications are the property of the Company and employees, officers and directors should not expect that Company or personal e-mail communications are private. All e-mails are the property of the Company. No employee, officer or director shall use Company computers, including to access the internet, for personal or non-Company business.

9.   Confidentiality

     Employees must maintain the confidentiality of confidential information entrusted to them by the Company or its customers, except when disclosure is required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to us. The obligation to preserve confidential information continues even after employment ends. In connection with this obligation, employees, officers and directors may be required to execute confidentiality


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agreements confirming their agreement to be bound not to disclose
confidential information.    If you are uncertain whether
particular information is confidential or non-public, please consult your supervisor.

10.  Protection and Proper Use of Company Assets

     All officers, directors and employees should endeavor to protect the Company's assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Company equipment should not be used for non-Company business.

     The obligation of officers, directors and employees to protect the Company's assets includes it proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.

11.  Payments to Government Personnel

     The United States Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

     In addition, the U. S. government has a number of laws and regulations regarding business gratuities that may be accepted by
U. S. government personnel. The promise, offer or delivery to an official or employee of the U. S. government of a gist, favor or other gratuity in violation of these rules would not only violate Company policy, but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules.

12.  Waivers of the Code of Business Conduct and Ethics

     Any waiver of the provisions of this Code may be made only by the Board of Directors and will be promptly disclosed as required by law or stock exchange rule or regulation.

13.  Reporting any Illegal or Unethical Behavior

     Employees are encouraged to talk with supervisors, managers or Company officials about observed illegal or unethical behavior, and when in doubt about the best course of action in a particular situation. It is the Company's policy not to allow retaliation for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate in internal investigations of misconduct, and the failure to do so could serve as grounds for termination. Any employee may submit a good faith concern regarding questionable accounting or auditing matters without fear of dismissal or retaliation of any kind.


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14.  Compliance Procedures

     We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations, it is difficult to know if a violation has occurred. Since we cannot anticipate every situation that may arise, it is important that we have a way to approach a new question or problem. These are steps to keep in mind:

       *  Make sure you have all the facts.  In order to reach the
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          rights solutions, we must be as fully informed as possible.

       *  Ask yourself, what specifically am I being asked to do -
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          does it seem unethical or improper?  This will enable you to
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          focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

       *  Clarify your responsibility and role.  In most situations,
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          there is shared responsibility.  Are your colleagues informed?
          It may help to get others involved and discuss the problem.

       *  Discuss the problem with your supervisor.  This is the basic
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          guidance for all situations.  In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Keep in mind that it is your supervisor's responsibility to help solve problems. If your supervisor does not or cannot remedy the situation, or you are uncomfortable binging the problem to the attention of your supervisor, bring the issue to the attention of the human resources supervisor, or to an officer of the Company.

       *  You may report ethical violations in confidence and without
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          fear of retaliation.  If your situation requires that your
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          identity be kept secret, your anonymity will be protected.  The
          Company does not permit retaliation of any kind for good faith reports of ethical violations.

       *  Always ask first - act later.  If you are unsure of what to
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          do in any situation, seek guidance before your act.









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             CODE OF BUSINESS CONDUCT AND ETHICS FOR THE
        CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS
                OF CAPITAL VENTURES GROUP IV, INC.

     Capital Ventures Group IV, Inc. (the "Company") has a Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. The Chief Executive Officer (CEO) and senior financial officers of the Company, including its chief financial officer and principal accounting officer, are bound by the provisions set forth therein relating to ethical conduct, conflicts of interest and compliance with law. In addition to the Code of Business Conduct and Ethics, the CEO and senior financial officers of the Company will also be subject to the following specific policies at such time as the Company is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended:

     1. The CEO and senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports and other filings required to be made by the Company with the Securities and Exchange Commission.
Accordingly, it is the responsibility of the CEO and each senior financial officer promptly to bring to the attention of the Board of Directors any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise impairs the ability of the Company to make full, fair, accurate, timely and understandable public disclosures.

     2. The CEO and each senior financial officer shall promptly bring to the attention of the Company's Audit Committee, if any, or if not then to the Board of Directors, any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

     3. The CEO and each senior financial officer shall promptly bring to the attention of the Board of Directors and the Audit Committee, if any, any information he or she may have concerning any violation of the Company's Code of Business Conduct and Ethics, including any actual or apparent conflicts of interest between personal and processional relationships, involving management or other employees who have a significant rule in the Company's financial reporting, disclosures or internal controls.

     4. The CEO and each senior financial officer shall promptly bring to the attention of the Board of Directors and Audit Committee, if any, any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of the Code of Business Conduct and Ethics or of these additional procedures.

     5. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Business Conduct and Ethics of these additional procedures by the CEO and the


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Company's senior financial officers.  Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Business Conduct and Ethics and to these additional procedures, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or reassignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual's employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.





























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